UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2012, Applied Industrial Technologies, Inc. (the registrant) entered into a Credit Agreement (the “Credit Agreement”) with certain financial institutions party thereto and KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent for itself and the other financial institutions, providing for a five-year $150,000,000 unsecured revolving credit facility. The Credit Agreement, which is scheduled to mature on May 14, 2017, replaces the Registrant's prior $150,000,000 credit facility with KeyBank National Association and various financial institutions. The aggregate maximum principal amount of commitments under the Credit Agreement may be expanded upon the Registrant's request, subject to certain conditions, to $200,000,000. The Credit Agreement also contains sublimits for swingline loans and letters of credit. All of the obligations under the Credit Agreement are guaranteed by certain of the Registrant's U.S. and foreign subsidiaries. As of May 15, 2012, there were no outstanding borrowings under the Credit Agreement or the previous credit facility.

The Credit Facility is available for working capital needs and general corporate purposes of the Registrant including acquisitions.

The Credit Agreement contains customary covenants, including but not limited to, limitations on the Registrant's ability, and in certain instances, the Registrant's subsidiaries' ability to incur liens, make acquisitions and investments, or sell or transfer assets and stock. Additionally, the Registrant may not permit its leverage ratio to exceed 3.0 to 1.0 or its interest coverage ratio to exceed 3.0 to 1.0.

Loans under the Credit Agreement will bear interest, at the Registrant's election, at one of the following rates: (1) the base rate plus a margin that ranges from 0.00 to 32.50 basis points based on the Registrant's leverage ratio; (2) the Eurodollar rate plus a margin that ranges from 66.00 to 132.50 basis points based on the Registrant's leverage ratio; or (3) with respect to swingline loans, the Administrative Agent's cost of funds plus a margin that ranges from 66.00 to 132.50 basis points based on the Registrant's leverage ratio.

Upon the occurrence of certain events of default, the Registrant's obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, covenant defaults, certain ERISA defaults, change of control and other customary defaults.

The lenders under the Credit Agreement and their affiliates have engaged and may engage in commercial and investment banking transactions with the Registrant in the ordinary course of business, and also provide or have provided advisory and financial services to the Registrant. The Credit Agreement is attached as Exhibit 4 to this Form.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The new credit facility replaces a $150,000,000 Credit Agreement dated as of June 3, 2005, as amended by a First Amendment Agreement dated as of June 6, 2007, among the Registrant, KeyBank National Association as Agent, and various financial institutions. The 2005 agreement was filed as Exhibit 4.7 to the Registrant's Form 10-Q for the quarter ended December 31, 2009 (it was originally filed in 2005 but then refiled to include certain exhibits and schedules) and the 2007 amendment was filed as Exhibit 4 to the Registrant's 8-K dated June 11, 2007.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 15, 2012, the Registrant entered into a $150,000,000 Credit Agreement with KeyBank National Association as Agent, and various financial institutions. The new agreement is attached as Exhibit 4 to this Form.

The new credit facility replaces a $150,000,000 Credit Agreement dated as of June 3, 2005, as amended by a First Amendment Agreement dated as of June 6, 2007, among the Registrant, KeyBank National Association as Agent, and various financial institutions. The 2005 agreement was filed as Exhibit 4.7 to the Registrant's Form 10-Q for the quarter ended December 31, 2009 (it was originally filed in 2005 but then refiled to include certain exhibits and schedules) and the 2007 amendment was filed as Exhibit 4 to the Registrant's 8-K dated June 11, 2007.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

4	$150,000 Credit Agreement dated as of May 15, 2012, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: May 17, 2012

EXHIBIT INDEX

Exhibit No.    Description

4	$150,000,000 Credit Agreement dated as of May 15, 2012, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.